Filed pursuant to Rule 424(b)(2)

Registration No. 333-193958

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.400% Notes due December 15, 2017	$748,965,000	$87,030
2.300% Notes due December 15, 2019	$499,105,000	$57,996
2.875% Notes due December 15, 2021	$749,190,000	$87,056

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933. The total registration fee due for this offering is $232,082.
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-193958) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Prospectus Supplement to Prospectus dated February 14, 2014

$2,000,000,000

$750,000,000 1.400% Notes due December 15, 2017

$500,000,000 2.300% Notes due December 15, 2019

$750,000,000 2.875% Notes due December 15, 2021

We are offering $750,000,000 principal amount of 1.400% notes due December 15, 2017, $500,000,000 principal amount of 2.300% notes due December 15, 2019 and $750,000,000 principal amount of 2.875% notes due December 15, 2021. We refer to the 2017 notes, the 2019 notes and the 2021 notes collectively as the notes.

Interest on the notes will be payable semi-annually on June 15 and December 15, beginning on June 15, 2015, at the applicable rates set forth above. At our option, we may redeem the notes, in whole or in part, before their maturity date on not less than 30 nor more than 60 days’ notice by mail on the terms described under the caption “Description of the Notes—Optional Redemption.” If a change of control triggering event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the prices described under the caption “Description of the Notes—Change of Control Offer.”

The notes will be our senior, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds to Us (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
2017 Notes	99.862%	$748,965,000	0.250%	$1,875,000	99.612%	$747,090,000
2019 Notes	99.821%	$499,105,000	0.350%	$1,750,000	99.471%	$497,355,000
2021 Notes	99.892%	$749,190,000	0.400%	$3,000,000	99.492%	$746,190,000

Combined Total		$1,997,260,000		$6,625,000		$1,990,635,000

(1)	Plus accrued interest from December 8, 2014 if settlement occurs after that date.

The underwriters expect to deliver the notes to investors on or about December 8, 2014 only in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A. / N.V. and Clearstream Banking, société anonyme.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Morgan Stanley

Senior Co-Managers

Barclays	BNY Mellon Capital Markets, LLC	Citigroup	Credit Suisse

Deutsche Bank Securities	RBS	UBS Investment Bank	US Bancorp	Wells Fargo Securities

Co-Managers

BB&T Capital Markets	BMO Capital Markets	Fifth Third Securities	HSBC	Itaú BBA

KeyBanc Capital Markets	Loop Capital Markets	PNC Capital Markets LLC	Regions Securities LLC

Prospectus Supplement dated December 3, 2014

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described below under “Incorporation of Certain Documents by Reference” and in the section of the accompanying prospectus called “Where You Can Find More Information.”

As you read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, there may be inconsistencies in information from one document to another. If this prospectus supplement is inconsistent with the accompanying prospectus, the statements in this prospectus supplement will control. In the event of any other inconsistencies, you should rely on the statements made in the most recent document, including any document incorporated by reference into this prospectus supplement after the date hereof. All information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.

In this prospectus supplement, unless otherwise specified, the terms “UnitedHealth Group,” “the Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars, or “$.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2013, or the 2013 10-K;

•	the portions of the Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Shareholders filed on April 23, 2014 incorporated by reference into the 2013 10-K;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	Current Reports on Form 8-K filed on June 6, 2014 and November 12, 2014.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Legal Department

(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements, estimates, projections, guidance or outlook contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; the potential impact that new laws or regulations, or changes in existing laws or regulations, or their enforcement or application could have on our results of operations, financial position and cash flows, including as a result of increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; the impact of any potential assessments for insolvent payers under state guaranty fund laws; the impact of the Patient Protection and Affordable Care Act, which could materially and adversely affect our results of operations, financial position and cash flows through reduced revenues, increased costs, new taxes and expanded liability, or require changes to the ways in which we conduct business or put us at risk for loss of business; potential reductions in revenue or delays to cash flows received under Medicare, Medicaid and TRICARE programs, including sequestration and potential effects of a prolonged U.S. government shutdown or debt ceiling constraints; uncertainties regarding changes in Medicare, including potential changes in risk adjustment data validation audit and payment adjustment methodology; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; the impact of challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including the Amil acquisition; the impact of fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; potential downgrades in our credit ratings; our ability to attract, retain and provide support to a network of independent producers (i.e., brokers and agents) and consultants; the potential impact of adverse economic conditions on our revenues (including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition) and results of operations; the performance of our investment portfolio; possible impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products otherwise do not operate as intended; misappropriation of our proprietary technology; failure to protect against cyber-attacks or other privacy or data security incidents; our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock; and failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our periodic and current filings with the SEC, including the 2013 10-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

UNITEDHEALTH GROUP

UnitedHealth Group is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better.

Through our diversified family of businesses, we leverage core competencies in advanced, enabling technology; health care data, information and intelligence; and clinical care management and coordination to help meet the demands of the health system. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum.

UnitedHealthcare provides health care benefits to a full spectrum of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, as well as students and other individuals, and serves the nation’s active and retired military and their families through the TRICARE program. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare International includes Amil, a health care company providing health and dental benefits and hospital and clinical services to individuals in Brazil, and other diversified global health businesses.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, government, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. These businesses have dedicated units that help improve overall health system performance, including optimizing care quality, reducing costs and improving consumer experience and care provider performance across eight business markets: integrated care delivery, care management, consumer engagement, distribution services, health financial services, operational services and support, health care information technology and pharmacy services.

Selected Unaudited Supplementary Segment Financial Information

On January 1, 2014, we realigned certain of our businesses to respond to changes in the markets we serve and the opportunities that are emerging as the health system evolves. Our Optum business platform took responsibility for certain technology operations and business processing activities with the intention of pursuing additional third-party commercial opportunities in addition to continuing to serve UnitedHealthcare. These activities, which were a corporate function through the year ended December 31, 2013, have been included in OptumInsight’s results of operations since January 1, 2014. The effects of this realignment are reflected in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, which also include comparative prior year period segment financial information recast to conform to our 2014 presentation. Our reportable segments remain the same.

The following table presents selected unaudited supplementary segment financial information for the years ended December 31, 2013 and 2012 recast to conform to our 2014 presentation:

	Year Ended December 31,
	2013	2012
	(unaudited) (in millions of dollars, except percentages)
Revenues
UnitedHealthcare	$113,725	$103,332
Optum	38,117	30,399
Eliminations	(29,353)	(23,113)
Total consolidated revenues	$122,489	$110,618

	Year Ended December 31,
	2013	2012
	(unaudited) (in millions of dollars, except percentages)
Earnings from Operations
UnitedHealthcare	$7,132	$7,687
Optum (1)	2,491	1,567
Total consolidated earnings from operations	$9,623	$9,254
Operating Margin
UnitedHealthcare	6.3%	7.4%
Optum	6.5%	5.2%
Consolidated operating margin	7.9%	8.4%
Revenues by business line / segment
UnitedHealthcare Employer & Individual	$44,847	$46,509
UnitedHealthcare Medicare & Retirement	44,225	39,257
UnitedHealthcare Community & State	18,268	16,422
UnitedHealthcare International	6,385	1,144
OptumHealth	9,855	8,147
OptumInsight	4,714	4,257
OptumRx	24,006	18,359
Optum eliminations	(458)	(364)

(1)	Earnings from operations for 2013 and 2012 were, respectively, $949 million and $538 million for OptumHealth, $831 million and $656 million for OptumInsight and $711 million and $373 million for OptumRx.

Corporate Information

UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota, and our executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343. Our telephone number is (952) 936-1300, and our website is located at www.unitedhealthgroup.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item 1A of our 2013 10-K, which risk factors are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our notes. See “Incorporation of Certain Documents by Reference” in this prospectus supplement for information about how you can obtain copies of incorporated information.

USE OF PROCEEDS

We will receive net proceeds from this offering of approximately $1,988,135,000 after deducting underwriting discounts and other expenses of the offering payable by us. We intend to add the net proceeds to our general funds, which may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for other general corporate purposes.

If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. The ratio of earnings to fixed charges is computed by dividing total earnings available for fixed charges by the fixed charges. For purposes of computing this ratio, total earnings available for fixed charges consists of earnings before income taxes plus fixed charges, and fixed charges consist of interest expense plus the interest factor in rental expense.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	13.4x	11.6x	12.8x	14.4x	14.0x	10.0x

DESCRIPTION OF THE NOTES

In this section, the terms “we,” “our,” “us” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.

The notes will be senior debt securities as described in the section captioned “Description of Debt Securities” in the accompanying prospectus. The following information concerning the notes supplements the information set forth in that section of the accompanying prospectus. It should be read together with the description of debt securities in the accompanying prospectus and the terms of the notes in the indenture, dated as of February 4, 2008, between us and U.S. Bank National Association, as trustee. The indenture is incorporated by reference into the registration statement which includes the accompanying prospectus. We will offer the 2017 notes, the 2019 notes and the 2021 notes as separate series under such indenture. Each series of notes also will be issued under and be subject to the terms of individual officers’ certificates and company orders pursuant to the indenture, which are incorporated by reference into the accompanying prospectus.

If any of the information set forth below is inconsistent with information in the accompanying prospectus, the information set forth below replaces the information in the accompanying prospectus.

The notes will be our senior, unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. Our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of the notes, will be subject to that prior claim, unless we also are a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination.”

Title, Principal Amount, Maturity and Interest

The 2017 notes are designated as our 1.400% notes due December 15, 2017, the 2019 notes are designated as our 2.300% notes due December 15, 2019 and the 2021 notes are designated as our 2.875% notes due December 15, 2021. The notes are initially limited in aggregate principal amount to $750,000,000 for the 2017 notes, $500,000,000 for the 2019 notes and $750,000,000 for the 2021 notes. We may at any time and from time to time, without the consent of the existing holders of the applicable series of notes, issue additional notes having the same ranking, interest rate, maturity date, redemption terms and other terms as any series of notes being offered under this prospectus supplement, except that if the additional notes are not fungible for U.S. federal income tax purposes with such series of notes being offered under this prospectus supplement, the additional notes will be issued under a separate CUSIP number. Any such additional notes, together with the notes having the same terms offered by this prospectus supplement, will constitute a single series of securities under the indenture. No additional notes may be issued if an event of default under the indenture has occurred with respect to the applicable series of notes. There is no limitation on the amount of other senior debt securities that we may issue under the indenture.

The 2017 notes will mature and become due and payable, together with any accrued and unpaid interest, on December 15, 2017. The 2019 notes will mature and become due and payable, together with any accrued and unpaid interest, on December 15, 2019. The 2021 notes will mature and become due and payable, together with any accrued and unpaid interest, on December 15, 2021. We may redeem the 2017 notes, the 2019 notes or the 2021 notes at our option, either in whole or in part, before they mature. See “—Optional Redemption” below. If a change of control triggering event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the prices described in this prospectus supplement. See “—Change of Control Offer” below.

The interest payable by us on a note on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the note is registered at the close of business on the applicable record date, whether or not a business day, immediately preceding the interest payment date.

The 2017 notes will bear interest at a rate of 1.400% per year from December 8, 2014 or from the most recent interest payment date on which we paid or provided for interest on the notes until their principal is paid. We will pay interest on the 2017 notes semi-annually in arrears on each June 15 and December 15. The first interest payment date will be June 15, 2015. The regular record dates for payments of interest are the June 1 and December 1 immediately preceding the applicable interest payment date. Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2019 notes will bear interest at a rate of 2.300% per year from December 8, 2014 or from the most recent interest payment date on which we paid or provided for interest on the notes until their principal is paid. We will pay interest on the 2019 notes semi-annually in arrears on each June 15 and December 15. The first interest payment date will be June 15, 2015. The regular record dates for payments of interest are the June 1 and December 1 immediately preceding the applicable interest payment date. Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2021 notes will bear interest at a rate of 2.875% per year from December 8, 2014 or from the most recent interest payment date on which we paid or provided for interest on the notes until their principal is paid. We will pay interest on the 2021 notes semi-annually in arrears on each June 15 and December 15. The first interest payment date will be June 15, 2015. The regular record dates for payments of interest are the June 1 and December 1 immediately preceding the applicable interest payment date. Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

In the event that a payment of principal or interest is due on a date that is not a business day, we will make the payment on the next business day, but we will consider that payment as being made on the date that the payment was due to you, without any interest or other payment with respect to the delay. When we use the term business day we mean any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

Form and Denominations

Notes will be issued in registered form only, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

Book-Entry Issuance

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The 2017 notes, the 2019 notes and the 2021 notes each will be initially represented by one or more global notes registered in the name of DTC or its nominee. For additional information concerning DTC and its procedures, see the section captioned “Description of Debt Securities—Book-Entry Issuance, Clearing and Settlement” in the accompanying prospectus.

Same-Day Settlement

Settlement for the notes will be made by the underwriters in immediately available funds. The notes will trade in DTC’s system until maturity. As a result, DTC will require secondary trading activity in the notes to be settled in immediately available funds.

Optional Redemption

Prior to December 15, 2017 (their maturity date), in the case of the 2017 notes, prior to December 15, 2019 (their maturity date), in the case of the 2019 notes, and prior to December 15, 2021 (their maturity date), in the case of the 2021 notes, the 2017 notes, the 2019 notes and the 2021 notes will be redeemable, in whole or in part, at any time and from time to time, at our option, on not less than 30 nor more than 60 days’ notice by mail, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 10 basis points for the 2017 notes, plus 12.5 basis points for the 2019 notes and plus 15 basis points for the 2021 notes, plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

For this purpose, the following terms have the following meanings:

•	“Treasury Yield” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

•	“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the trustee under the indenture after consultation with us as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.

•	“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if the trustee under the indenture obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

•	“Independent Investment Banker” means any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the trustee under the indenture after consultation with us.

•	“Reference Treasury Dealer” means (1) any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC; provided, however, that if Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC or any of their respective affiliates shall cease to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute for such entity and (2) any other Primary Treasury Dealer selected by the trustee under the indenture.

•	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee under the indenture, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee under the indenture by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem the notes.

If we redeem less than all of any series of the notes at any time, selection of the notes for redemption will be made by the trustee under the indenture on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee under the indenture shall deem fair and appropriate.

Sinking Fund

The notes do not have the benefit of any sinking fund.

Change of Control Offer

If a Change of Control Triggering Event occurs with respect to the 2017 notes, the 2019 notes or the 2021 notes, unless we have exercised our option to redeem all such notes as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of the series of notes with respect to which such Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be transmitted to the holders of the 2017 notes, the 2019 notes or the 2021 notes, as the case may be, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice will, if transmitted prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee under the indenture the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms have the following meanings:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch, Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P, and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means (A) with respect to the 2017 notes, the rating on the 2017 notes is lowered by each of the three Rating Agencies and the 2017 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, (B) with respect to the 2019 notes, the rating on the 2019 notes is lowered by each of the three Rating Agencies and the 2019 notes are rated below an Investment Grade Rating by each of the three Rating Agencies and (C) with respect to the 2021 notes, the rating on the 2021 notes is lowered by each of the three Rating Agencies and the 2021 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the applicable notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Merger, Consolidation or Sale of Assets

The indenture provides that we may not merge with another company or sell or lease all or substantially all of our property to another company unless:

•	we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the notes and the performance and observance of all the covenants and conditions of the indenture binding on us; and

•	immediately after such transaction, we are not, or the successor corporation is not, in default in the performance of a covenant or condition in the indenture.

Reports

The indenture provides that as long as any notes are outstanding, we will file with the trustee under the indenture, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however, that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.

Absence of Certain Covenants

We are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, or making investments. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any covenants or other provisions that would limit our right to enter into any sale-leaseback transaction or grant liens on our assets.

Trustee, Registrar and Paying Agent

U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, serves as trustee under the indenture and has been appointed registrar and paying agent for the notes.

Defeasance

The notes are subject to legal defeasance and covenant defeasance as described in the section captioned “Description of Debt Securities—Defeasance Provisions” in the accompanying prospectus.

Governing Law

The indenture and the notes are governed by and will be construed in accordance with New York law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax considerations of the purchase, ownership and disposition of the notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury Regulations, rulings and pronouncements of the Internal Revenue Service, or IRS, and judicial decisions in effect as of the date of this prospectus supplement, any of which subsequently may be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in United States federal income tax consequences different from those discussed below. The discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, insurance companies, dealers in securities or currencies, partnerships or other pass-through entities, expatriates, tax-exempt organizations, persons holding the notes as part of a straddle, hedge, conversion or constructive sale, or other integrated transaction for tax purposes, regulated investment companies, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities, former citizens or residents of the United States, and “United States Holders” (as defined below) with a functional currency other than the U.S. dollar. In addition, this summary deals only with a note held as a “capital asset” within the meaning of Section 1221 of the Code by a beneficial owner who purchases the note on original issuance at the first price at which a substantial amount of the notes of that series are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” Moreover, the effect of any alternative minimum tax, the Medicare tax on investment income, applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed.

As used herein, “United States Holder” means a beneficial owner of notes who, or that, is:

(1)	an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

(2)	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4)	a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

As used herein, a “non-United States Holder” means a beneficial owner of notes, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States tax purposes) is a beneficial owner of notes, then the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership, and partners in such partnership, are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Contingent Payments

In certain circumstances (see “Description of the Notes—Change of Control Offer”), we may be obligated to pay amounts on the notes that are in excess of stated interest on or principal of the notes. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the notes and therefore that these provisions do not cause the notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income will be recognized by a holder of notes if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders

Interest

Interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that it is paid or accrued, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

This discussion assumes that the notes will be issued with less than a de minimis amount of original issue discount. If, however, the principal amount of the notes of any series exceeds their issue price by at least a de minimis amount, as determined under applicable Treasury Regulations, a United States Holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Retirement, Redemption or Other Taxable Disposition of a Note

A United States Holder of a note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such note in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income); and

(2)	the United States Holder’s adjusted tax basis in such note, which will, in general, be the price paid for the note by the United States Holder.

Any gain or loss recognized on a taxable disposition of such note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the note has been held by the United States Holder for more than one year. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate United States Holders (including individuals), long-term capital gain generally is subject to United States federal income taxation at preferential rates. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

Interest

Interest paid to a non-United States Holder of the notes will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

(1)	the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

(2)	the non-United States Holder is not:

(A)	a controlled foreign corporation that is related to us through stock ownership, or

(B)	a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(3)	the beneficial owner of the note provides a certification, signed under penalties of perjury, that it is not a United States person, which certification generally is made on an IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute form.

Interest paid to a non-United States Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business (or, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment) will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-United States Holder generally will be subject to tax in the same manner as a United States Holder with respect to interest, at regular graduated U.S. federal income tax rates, and such non-United States Holder generally will be exempt from the 30% withholding tax provided the certification requirements discussed below are satisfied, if such amounts are effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty requires, such interest is attributable to a United States permanent establishment maintained by the non-United States Holder. Such effectively connected income received by a non-United States Holder which is a corporation may be subject in some circumstances to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-United States Holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or a suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or IRS Form W-8ECI (or a suitable substitute form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, as applicable. Such certificate must contain, among other information, the name and address of the non-United States Holder. These forms may be required to be periodically updated. In some circumstances, in lieu of providing an IRS Form W-8BEN or W-8BEN-E, as applicable, the non-United States Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in a foreign country in order to claim treaty benefits.

Special procedures relating to U.S. withholding taxes are provided under applicable Treasury Regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Non-United States Holders are urged to consult their tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale of Notes

A non-United States Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of a note unless:

(1)	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met; or

(2)	the gain is effectively connected with the conduct of a trade or business of the non-United States Holder in the United States and, if an applicable tax treaty requires, such gain is attributable to a United States permanent establishment maintained by such holder.

A non-United States Holder described in clause (2) above generally will be subject to tax with respect to such gain in the same manner as a United States Holder. In some circumstances, a non-United States Holder which is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income. If a non-United States Holder is an individual described in clause (1) above, such holder will be subject to a flat 30% tax on the gain derived from the sale or exchange, which may be offset by United States source capital losses, even though such holder is not considered a resident of the United States. Amounts attributable to accrued but unpaid stated interest realized on the sale or exchange of a note will be subject to the rules applicable to interest, as described in “—Non-United States Holders—Interest.”

Information Reporting and Backup Withholding

Certain United States Holders may be subject to information reporting requirements on payments of principal and interest on a note and payments of the proceeds of the sale of a note, and backup withholding tax at the applicable rate may apply to such payments if the United States Holder:

(1)	fails to furnish an accurate taxpayer identification number, or TIN, or certification of exempt status to the payor in the manner required;

(2)	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

(3)	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

A non-United States Holder generally is not subject to backup withholding on payment of interest if it certifies as to its status as a non-United States Holder under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-United States Holders. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States Holder resides.

The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, and the broker does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

(1)	a controlled foreign corporation for United States federal income tax purposes;

(2)	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

(3)	a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-United States Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax may be imposed on payments of interest on, and payments of gross proceeds from the sale or other disposition of, notes made to a “foreign financial institution” or a “non-financial foreign entity” (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless (1) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other matters, that it undertake to identify accounts held by certain “United States persons” or “United States-owned foreign entities” (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made. Under the applicable Treasury Regulations and IRS guidance, however, withholding under FATCA generally will apply only to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2017. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-United States Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding the consequences and application of the rules under FATCA.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to each underwriter named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, the following respective principal amounts of the notes:

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$136,875,000	$91,250,000	$136,875,000
Goldman, Sachs & Co.	136,875,000	91,250,000	136,875,000
J.P. Morgan Securities LLC	136,875,000	91,250,000	136,875,000
Morgan Stanley & Co. LLC	136,875,000	91,250,000	136,875,000
Barclays Capital Inc.	16,875,000	11,250,000	16,875,000
BNY Mellon Capital Markets, LLC	16,875,000	11,250,000	16,875,000
Citigroup Global Markets Inc.	16,875,000	11,250,000	16,875,000
Credit Suisse Securities (USA) LLC	16,875,000	11,250,000	16,875,000
Deutsche Bank Securities Inc.	16,875,000	11,250,000	16,875,000
RBS Securities Inc.	16,875,000	11,250,000	16,875,000
UBS Securities LLC	16,875,000	11,250,000	16,875,000
U.S. Bancorp Investments, Inc.	16,875,000	11,250,000	16,875,000
Wells Fargo Securities, LLC	16,875,000	11,250,000	16,875,000
BB&T Capital Markets, a division of BB&T Securities, LLC	5,625,000	3,750,000	5,625,000
BMO Capital Markets Corp.	5,625,000	3,750,000	5,625,000
Fifth Third Securities, Inc.	5,625,000	3,750,000	5,625,000
HSBC Securities (USA) Inc.	5,625,000	3,750,000	5,625,000
Itau BBA USA Securities, Inc.	5,625,000	3,750,000	5,625,000
KeyBanc Capital Markets Inc.	5,625,000	3,750,000	5,625,000
Loop Capital Markets LLC	5,625,000	3,750,000	5,625,000
PNC Capital Markets LLC	5,625,000	3,750,000	5,625,000
Regions Securities LLC	5,625,000	3,750,000	5,625,000

Total	$750,000,000	$500,000,000	$750,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.150% of the principal amount of each 2017 note, up to 0.200% of the principal amount of each 2019 note and up to 0.250% of the principal amount of each 2021 note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.100% of the principal amount of each 2017 note, up to 0.150% of the principal amount of each 2019 note and up to 0.200% of the principal amount of each 2021 note. After the initial offering of the notes, the underwriters may change the offering prices.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officers’ certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes:

	Underwriting Discounts Paid by Us
	Per Note	Total
2017 Notes	0.250%	$1,875,000
2019 Notes	0.350%	1,750,000
2021 Notes	0.400%	3,000,000

Total		$6,625,000

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $2,500,000 and are payable by us.

New Issue of Notes

The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot ensure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If an underwriter creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, commercial and investment banking services, hedging services and other commercial dealings in the ordinary course of business with us or our affiliates, including as trustees under our indenture, dealers in our commercial paper program, brokers in our share purchase program, lenders under our revolving credit facilities and advisors in connection with strategic transactions. They have received or may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates may have a lending relationship with us and may hedge such credit exposure to us, including by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities (including the notes offered hereby). Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Offering Restrictions

European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant Member State”), each underwriter has advised us that it has not made and will not make an offer of the notes to the public in that Relevant Member State that would require the publication or approval of a prospectus in relation to the notes in that Relevant Member State or, where appropriate, another Relevant Member State; subject to such restriction, underwriters may make an offer of notes to the public in that Relevant Member State at any time:

(1)	to any legal entity which is a qualified investor as defined in the Prospectus Directive; or

(2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(3)	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto including that Directive as amended by the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State in question), and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has advised us that:

(1)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(2)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust

(where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the notes will be passed upon by Richard Mattera, our Senior Deputy General Counsel, and, to the extent that such legal matters are governed by New York law, by Hogan Lovells US LLP. Certain legal matters in connection with the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. Mr. Mattera is a full-time employee of ours and owns shares of our common stock and participates in various employee stock-based benefit plans.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated into this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

UNITEDHEALTH GROUP INCORPORATED

9900 Bren Road East

Minnetonka, Minnesota 55343

(952) 936-1300

UnitedHealth Group Incorporated

Debt Securities

Preferred Stock

Common Stock

Warrants to Purchase Securities

Guarantees

UnitedHealth Group Incorporated from time to time may offer:

•	debt securities;

•	shares of our preferred stock, $0.001 par value per share;

•	shares of our common stock, $0.01 par value per share;

•	warrants to purchase debt securities, preferred stock or common stock that may be sold under this prospectus; and

•	guarantees.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”

We may sell the securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis, or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers or agents, if any, that we retain. We reserve the sole right to accept and, together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The prospectus supplement also will include the purchase price of any securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 14, 2014

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus and any accompanying prospectus supplement constitute an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified, the terms “UnitedHealth Group,” “the Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

The registration statement that contains this prospectus (including the exhibits filed with and incorporated by reference into the registration statement) contains additional information about UnitedHealth Group and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC public reference room referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov, and at the offices of the New York Stock Exchange, or NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”);

•

The portions of the Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders filed with the SEC on April 24, 2013 incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 23, 1991 (File No. 0-13253), and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Legal Department

(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements, estimates, projections, guidance or outlook contained or incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

The risk factors included in our periodic reports and other information that we file with the SEC, including our 2013 10-K and each subsequent Annual Report on Form 10-K we file, contain certain cautionary statements regarding our business that potential investors and others should consider. These statements discuss matters which may in part be contained elsewhere in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or that may have been contained in other documents prepared by us. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this prospectus, any applicable prospectus supplement or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP

We are a diversified health and well-being company dedicated to helping people live healthier lives and making the health system work better for everyone.

Through our diversified family of businesses, we leverage core competencies in advanced, enabling technology; health care data, information and intelligence; and clinical care management and coordination to help meet the demands of the health system. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum.

UnitedHealthcare provides health care benefits to a full spectrum of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, as well as students and other individuals, and serves the nation’s active and retired military and their families through the TRICARE program. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare International includes Amil, a health care company providing health and dental benefits and hospital and clinical services to individuals in Brazil, and other diversified global health businesses.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, government, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. These businesses have dedicated units that help improve overall health system performance, including optimizing care quality, reducing costs and improving consumer experience and care provider performance across eight business markets: integrated care delivery, care management, consumer engagement, distribution services, health financial services, operational services and support, health care information technology and pharmacy services.

Through UnitedHealthcare and Optum, in 2013, we managed over $160 billion in aggregate health care spending on behalf of the constituents and consumers we served. Our revenues are derived from premiums on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. Our two business platforms have four reportable segments:

•	UnitedHealthcare, which includes UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement, UnitedHealthcare Community & State and UnitedHealthcare International;

•	OptumHealth;

•	OptumInsight; and

•	OptumRx.

Corporate Information

UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota. The mailing address of our principal executive offices is 9900 Bren Road East, Minnetonka, Minnesota 55343. Our telephone number is (952) 936-1300, and our website is located at www.unitedhealthgroup.com. The information on our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our 2013 10-K and each subsequent Annual Report on Form 10-K we file and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or into any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” for information about how you can view these documents. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for other general corporate purposes.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is set forth below. The ratio of earnings to fixed charges is computed by dividing total earnings available for fixed charges by the fixed charges. For purposes of computing this ratio, total earnings available for fixed charges consists of earnings before income taxes plus fixed charges and fixed charges consist of interest expense plus the interest factor in rental expense.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	11.6x	12.8x	14.4x	14.0x	10.0x

We had no preference equity securities outstanding in any of the periods presented. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends for each of such periods is identical to our ratio of earnings to fixed charges as indicated above.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “we,” “our,” “us,” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.

General

We will issue the debt securities under the indenture dated as of February 4, 2008 between us and U.S. Bank National Association, as the trustee. The indenture has been qualified under the Trust Indenture Act of 1939. The indenture has been incorporated by reference as an exhibit to the registration statement.

This section describes the general terms and provisions of the indenture and the debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Because this is only a summary, it does not contain all of the details found in the full text of the indenture and the debt securities. If you would like additional information you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

The debt securities may be issued from time to time in one or more series. Debt securities issued under the indenture will be issued as part of a series that we will have established pursuant to the indenture. Any series of debt securities may have terms that are different from other series. The indenture does not limit the aggregate principal amount of debt securities which we may issue under the indenture.

We are not obligated to issue all of the debt securities of one or more series at the same time and, unless otherwise provided in the prospectus supplement, we may issue additional debt securities of a series without the consent of the holders of the debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the offering price, and in some cases, the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities. The indenture permits additional debt securities of a series to be issued with original issue discount without the consent of the holders of the debt securities of that series. To the extent the terms of any series of debt securities permit such an issuance, any conditions and material U.S. federal income tax consequences applicable to that issuance will be described in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Debt securities may be issued in the form of one or more global securities, as described below under “—Book-Entry Issuance, Clearing and Settlement.”

There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Unless the applicable prospectus supplement states otherwise, we will pay interest on the debt securities to the person listed as the owner of the debt securities in the security register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the indenture.

All moneys deposited with the trustee or a paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any debt securities which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be paid to us on our request, and you may thereafter, as an unsecured general creditor, look only to us for payment thereof.

Ranking

The senior debt securities offered by this prospectus will be general obligations that:

•

rank equally in right of payment with all other unsubordinated indebtedness of UnitedHealth Group (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will be general obligations that:

•

are subordinated in right of payment, to the extent set forth in the supplemental indenture or corporate authorization with respect thereto, to all debt that does not, under the instrument creating or evidencing such debt, provide that such debt is subordinated in right of payment to or pari passu in right of payment with our subordinated debt securities; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant liabilities of their own which will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation will be subject to the prior claims of the subsidiary’s creditors.

Terms

A prospectus supplement relating to a series of debt securities being offered will describe specific terms relating to such series. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the legal ranking of the debt securities and the extent, if any, to which the securities will be subordinated in right of payment to our other debt;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•

the interest rate on the debt securities; the date from which interest will accrue; the record and interest payment dates on the debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the currency or currencies in which the principal of and premium, if any, and interest on the debt securities will be payable;

•	the place or places where the principal of and premium, if any, and interest on the debt securities will be payable and the debt securities may be surrendered for registration of transfer or exchange;

•	any applicable redemption provisions that would permit us to elect redemption of the debt securities prior to their final maturity;

•

whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the identity of each security registrar and paying agent, if other than or in addition to the trustee;

•

if the amount of principal of or any premium or interest on the debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

•	the denominations in which the debt securities will be issued;

•

any changes to or additional events of default under the indenture or covenants, and any change in the right of the trustee or the holders to declare the principal of or any premium or interest on the debt securities due and payable;

•	if less than the principal amount, the portion of the principal payable upon acceleration of the debt securities following an event of default;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities;

•	whether the provisions described under the heading “Defeasance Provisions” in this prospectus apply to the debt securities;

•	the name and address of the trustee with respect to the debt securities; and

•	any other terms of the debt securities.

Redemption

The prospectus supplement will describe the provisions, if any, for redemption of the debt securities at our option.

Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments. The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.

The indenture provides that we may:

•	deliver outstanding debt securities, with similar terms, of a series (other than any previously called for redemption); and

•

apply as a credit debt securities, with similar terms, of a series which have been redeemed either (i) at our election pursuant to the terms of those debt securities, or (ii) through the application of permitted optional sinking fund payments pursuant to the terms of those debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the debt securities, with similar terms, of the same series.

The indenture provides that, if less than all of the debt securities with similar terms of any series are to be redeemed at any time, selection of the debt securities for redemption will be made by the trustee on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee shall deem fair and appropriate.

Portions of the debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. If any debt security is to be redeemed in part only, the notice of redemption that relates to the debt security shall state the portion of the principal amount of the debt security to be redeemed. A new debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original debt security, if any, will be issued in the name of the holder of the original debt security upon cancellation of the original debt security.

On and after the redemption date, interest will no longer accrue on the debt securities or any part of the debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.

Conversion and Exchange

Unless otherwise described in the prospectus supplement, the debt securities are not convertible or exchangeable for common stock of UnitedHealth Group.

Certain Covenants

Merger, Consolidation, or Sale of Assets. The indenture provides that we may not merge with another company or sell or lease all or substantially all of our property or assets to another company unless:

•

we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us; and

•	immediately after such transaction, we, or the successor corporation, are/is not in default in the performance of a covenant or condition in the indenture.

Reports. The indenture provides that as long as any debt securities are outstanding, we will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.

Absence of Certain Covenants. The prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, from entering into sale-leaseback transactions, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, making investments, selling or leasing less than substantially all of our assets or granting liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture does not contain provisions permitting the holders of debt securities to require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities in the event of a change of control, takeover, recapitalization or similar restructuring, highly leveraged transaction, or downgrading of our debt ratings.

Events of Default; Remedies

The indenture provides that any of the following constitutes an event of default:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on any debt security of that series when due;

•	failure to deposit any mandatory sinking fund payment when due on debt securities of that series;

•	failure to comply with the provisions described above under the heading “—Certain Covenants—Merger, Consolidation, or Sale of Assets;”

•

failure by us to comply with any of our other agreements in the indenture or the debt securities for 60 days after notice from the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy or insolvency with respect to UnitedHealth Group; and

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default under the indenture occurs on outstanding debt securities of a particular series and continues, the trustee or holders of at least 25% of that series of debt securities may declare the principal amount of all debt securities in that series to be due and payable immediately. Under certain circumstances, holders of a majority of the debt securities in a series may rescind a declaration.

Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to UnitedHealth Group, all principal, premium, if any, and interest on outstanding debt securities will become due and payable without further action or notice.

Except in the case of a default in payment, the trustee may withhold notice if it determines that withholding notice is in the best interest of the holders of the debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time. The holders must waive the rights in a written notice to both us and the trustee. Holders of a majority of the securities cannot, however, waive the rights of all holders relating to these events if they involve a default in payment obligations or a provision of the indenture that cannot be modified or amended without the consent of each holder of securities of such series affected. Any waivers that are given will not apply to any subsequent default and will not impair any future rights if those types of defaults occur.

Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture. The trustee may take any other action which it deems proper which is not inconsistent with any direction given.

A holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture or for any remedy only if:

•	the holder gives written notice to the trustee of a continuing event of default under the indenture with respect to that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series make a written request to the trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer and, if requested, provide the trustee reasonable indemnity against any costs, expenses, and liabilities;

•	the trustee, for 60 days after its receipt of notice by the holder, has failed to institute any such proceeding; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding debt securities of the series during the 60-day period.

The indenture also provides that a holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

We are required to deliver to the trustee an annual certificate, signed by an officer, stating that, to such officer’s knowledge, we are not in default in the performance or observance of the indenture, or, if a default or event of default has occurred, containing a description of any default or event of default.

Certain Provisions Applicable to Trustee

The indenture provides that prior to an event of default under the indenture, the trustee is required to perform only the specific duties stated in the indenture. Upon an event of default under the indenture, the trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the trustee which conforms to the requirements of the indenture, upon the certificates and opinions. However, the trustee is required to examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.

The indenture provides that the trustee may resign at any time or may be removed by the holders of a majority in principal amount of the outstanding debt securities of a series or by us under certain circumstances by notice delivered to the trustee and us. The indenture also provides that the trustee must resign if it ceases to meet certain qualifications set forth in the indenture. In the event of a trustee’s resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding debt securities of the applicable series, may appoint a successor trustee.

Defeasance Provisions

The indenture includes provisions allowing defeasance of the debt securities. Defeasance means that we may discharge our entire indebtedness under an agreement, in this case the indenture, if specific acts are performed. Specifically, the indenture provides that:

•

we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, and to have satisfied all of our other obligations under the debt securities of that series and the indenture as it relates to that series, also known as legal defeasance; and

•

we may omit to comply with certain restrictive covenants under the indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of debt securities under the indenture, also known as covenant defeasance;

provided that the following conditions shall have been satisfied:

•

we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of debt securities on the dates that the payments are due under the indenture and the terms of the debt securities of the series;

•	no event of default or default under the indenture shall have occurred and be continuing on the date of the deposit;

•

we shall have delivered to the trustee an opinion of counsel which states that (i) holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (ii) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

•	the defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

we shall have delivered an officers’ certificate that states that the deposit was not made with the intent of preferring the holders of the debt securities of the series to be defeased over our other creditors; and

•

we shall have delivered an officers’ certificate and an opinion of counsel that states that all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been satisfied.

Modification and Amendment of Indenture

Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place of payment or form of currency regarding payment of principal;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction of the stated percentage of holders necessary to modify the indenture; or

•

modifications to any of these requirements, or modifications to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults.

Governing Law

The indenture is governed by and will be construed in accordance with New York law.

Book-Entry Issuance, Clearing and Settlement

Unless otherwise provided in the related prospectus supplement, the securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global note. Except under the limited circumstances described in this prospectus or in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive securities are issued, all references to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the securities in its account on DTC’s records. When you actually purchase the securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the securities held by or through them.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the securities. We and the trustee will treat DTC or its nominee as the owner of each global security for all purposes.

Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the securities through them.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Direct and indirect DTC participants with which investors have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of securities under the terms and conditions of the securities (including, without limitation, the presentation of securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant securities are credited, and only in respect of the portion of the aggregate principal amount of the securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or the Company.

DTC may discontinue providing its services as securities depositary with respect to securities at any time by giving us reasonable notice.

Securities represented by one or more global securities will be exchangeable for definitive securities, that is, certificated securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the securities entitling holders of such securities to accelerate the maturity thereof has occurred and is continuing.

If a global security is exchanged for definitive securities, the trustee will keep the registration books for the securities at its corporate office and follow customary practices and procedures regarding those certificated securities.

DESCRIPTION OF PREFERRED STOCK

Our Third Restated Articles of Incorporation, or Articles, authorize our board of directors to create and provide for the issuance of preferred stock, par value $0.001 per share, without the approval of our shareholders, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Our board of directors is authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.

We are currently authorized to issue up to 10,000,000 shares of preferred stock under our Articles. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

The transfer agent and registrar for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

The statements above describing the preferred stock are subject to and qualified in all respects by reference to the applicable provisions of our Articles and bylaws and the relevant provisions of Minnesota law. You can view copies of our Articles and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary and is subject to and qualified in all respects by reference to the provisions of our Articles and bylaws and the relevant provisions of Minnesota law. You can view copies of our Articles and bylaws as described under the heading “Where You Can Find More Information.”

We are currently authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, under our Articles. As of January 31, 2014, we had outstanding 989,191,844 shares of our common stock.

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors, all questions submitted to a vote of our shareholders will be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business. Our shareholders are not entitled to cumulate their votes for the election of directors.

Our common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any preemptive rights to subscribe for any shares of any class or series of our capital stock, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors in its discretion out of funds legally available therefor. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of UnitedHealth Group, the holders of our common stock are entitled to receive on a pro rata basis all assets remaining for distribution to shareholders.

Our Articles and bylaws contain provisions that could have the effect of delaying or deferring a change in control of our company, including provisions that:

•	afford our board of directors broad discretion to create and issue preferred stock from time to time without shareholder approval;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•

establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”

Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the relevant prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.

Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.

The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, as well as any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same will become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee will be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. Unless otherwise provided in the accompanying prospectus supplement, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security.

We will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantees will continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of UnitedHealth Group, the issuer of the applicable underlying security or otherwise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The prospectus supplement containing specific information about the terms of the offering of any securities will include a discussion summarizing material U.S. federal income tax considerations relating to an investment in such securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The prospectus supplement will include the names of underwriters, dealers or agents we retain. The prospectus supplement also will include the purchase price of the securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities may be listed.

We may offer these securities to the public through underwriting syndicates managed by managing underwriters or through underwriters without a syndicate. If underwriters are used, the underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless the prospectus supplement states otherwise, all securities will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance concerning the liquidity of the trading market for any securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with any such offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, UnitedHealth Group or its subsidiaries in the ordinary course of their businesses.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions included in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange.

LEGAL MATTERS

Unless provided otherwise in the applicable prospectus supplement, opinions regarding the authorization and validity of the securities and certain other legal matters will be provided for us by Richard Mattera, our Senior Deputy General Counsel, and by Hogan Lovells US LLP, Washington, D.C. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Richard Mattera is our full-time employee and participates in various employee stock-based benefit plans.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$2,000,000,000

$750,000,000 1.400% Notes due December 15, 2017

$500,000,000 2.300% Notes due December 15, 2019

$750,000,000 2.875% Notes due December 15, 2021

PROSPECTUS    SUPPLEMENT

December 3, 2014

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Morgan Stanley

Senior Co-Managers

Barclays	BNY Mellon Capital Markets, LLC	Citigroup	Credit Suisse

Deutsche Bank Securities	RBS	UBS Investment Bank	US Bancorp	Wells Fargo Securities

Co-Managers

BB&T Capital Markets	BMO Capital Markets	Fifth Third Securities	HSBC	Itaú BBA

KeyBanc Capital Markets	Loop Capital Markets	PNC Capital Markets LLC	Regions Securities LLC